                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         JOHN Q. HAMMONS HOTELS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                         JOHN Q. HAMMONS HOTELS, INC.
                          300 John Q. Hammons Parkway
                          Springfield, Missouri 65806
                                (417) 864-4300

                                  ----------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1999

                                  ----------

To the Shareholders of
John Q. Hammons Hotels, Inc.

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of John Q. Hammons Hotels, Inc. (the "Company") will be held on Tuesday, May 4, 1999, at 9:00 a.m., local time, at University Plaza Convention Center, 730 E. St. Louis Street, Springfield, Missouri for the following purposes:

      1. Election of Directors. To elect three directors, each for a three-year term (Proposal One);

      2. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999 (Proposal
Two); and

      3. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors of the Company has fixed the close of business on March 19, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                           Sincerely,

                                           John Q. Hammons
                                           Chairman of the Board

Springfield, Missouri
March 31, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         JOHN Q. HAMMONS HOTELS, INC.
                          300 John Q. Hammons Parkway
                          Springfield, Missouri 65806
                                (417) 864-4300

                                PROXY STATEMENT

                                      for

          ANNUAL MEETING OF JOHN Q. HAMMONS HOTELS, INC. SHAREHOLDERS

                           TO BE HELD ON MAY 4, 1999

                                 INTRODUCTION

      As used herein, the term "Company" means (i) John Q. Hammons Hotels, Inc., a Delaware corporation, (ii) John Q. Hammons Hotels, L.P., a Delaware limited partnership of which John Q. Hammons Hotels, Inc. is the sole general partner, and (iii) Hammons, Inc., a Missouri corporation, and predecessor general partner, collectively, or, as the context may require, John Q. Hammons Hotels, Inc. only. As used herein, the term "Partnership" means John Q. Hammons Hotels, L.P., a Delaware limited partnership.

General

      This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of the Company as part of the solicitation of proxies by its board of directors (the "Board of Directors" or the "Board") from holders of the outstanding shares of the Company's class A common stock, par value $.01 per share (the "Class A Common Stock"), and class B common stock, par value $.01 per share (the "Class B Common Stock", and, together with the Class A Common Stock, the "Common Stock") for use at the Annual Meeting of Shareholders of the Company to be held at University Plaza Convention Center, 730 E. St. Louis Street, Springfield, Missouri at 9:00 a.m. local time on May 4, 1999 and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect three
(3) members of the Board of Directors (Proposal One), to ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999 (Proposal Two) and to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of the Company on or about March 31, 1999.

Solicitation, Voting and Revocability of Proxies

      The Board of Directors has fixed the close of business on March 19, 1999 as the record date for the determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each share of Class A Common Stock entitling its owner to one vote and each share of Class B Common Stock entitling its owner to 50 votes on all matters properly presented at the Annual Meeting. On the record date, there were approximately 268 holders of record of the 6,042,000 shares of Class A Common Stock then outstanding. Based on the number of annual reports requested by brokers, the Company estimates that it has approximately 2,000 beneficial owners of its Class A Common Stock. There was one holder of record of the 294,100 shares of Class B Common Stock then outstanding. The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and other matters. Shareholders' votes will be tabulated by the persons appointed by the Board of

Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the Annual Meeting, but will not be counted as votes cast on or against any matter presented at the Annual Meeting.

      If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the three (3) nominees for election to the Board of Directors and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

      The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to Debra Mallonee Shantz, General Counsel, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806, or by appearing at the Annual Meeting and voting in person.

      The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers and employees of the Company. The Company also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

      A copy of the Annual Report to Stockholders for the fiscal year ended January 1, 1999 accompanies this Proxy Statement. The Company is required to file an Annual Report for its fiscal year ended January 1, 1999 on Form 10-K with the Securities and Exchange Commission (the "SEC"). Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

      A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the Company's office at 300 John Q. Hammons Parkway, Springfield, Missouri 65806.

                             ELECTION OF DIRECTORS

                                (Proposal One)

      At the Annual Meeting, three directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

      Under the Company's Bylaws, the Board of Directors currently is comprised of nine persons divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors. The three nominees receiving the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes.

Information as to Nominees and Continuing Directors

      The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each person's age, principal occupation or employment during the past five years, the periods during which they have served as a director of the Company and positions currently held with the Company.

                              Director   Expiration
                          Age   Since     of Term   Position(s) Held with Company
                          --- --------   ---------- ----------------------------------------------
 Nominees for 3-year term
 Jacqueline A. Dowdy.....  55   1989        2002    Director and Secretary
 William J. Hart.........  58   1993        2002    Director
 David C. Sullivan.......  59               2002

 Continuing Directors:
 Daniel L. Earley........  56   1994        2000    Director
 John Q. Hammons.........  80   1989        2000    Director, Chairman and Chief Executive Officer
 James F. Moore..........  56   1995        2000    Director
 John E. Lopez-Ona.......  41   1996        2001    Director
 Kenneth J. Weber........  53   1998        2001    Director, Executive Vice President and Chief
                                                    Financial Officer

      Jacqueline A. Dowdy has been the Secretary and director of the Company since 1989. She has been active in Mr. Hammons' hotel operations since 1981. She is an officer of several affiliates of the Company.

      Daniel L. Earley has been a director of the Company since February 1994. Since 1985, Mr. Earley has been President, Chief Executive Officer and a director of Clermont Savings Bank, FSB, a community bank located in Milford, Ohio, which is owned by Mr. Hammons.

      John Q. Hammons is the Chairman, Chief Executive Officer, a director and the founder of the Company. Mr. Hammons has been actively engaged in the acquisition, development and management of hotel properties since 1959. From 1959 through 1969, Mr. Hammons and a business partner developed 34 Holiday Inn franchises, 23 of which were sold in 1969 to Holiday Inns, Inc. Since 1969, Mr. Hammons has developed 81 hotels on a nationwide basis, primarily under the Holiday Inn and Embassy Suites tradenames. Mr. Hammons is the controlling shareholder of the Company. See "Security Ownership of Management."

      William J. Hart has been a director of the Company since December 1993. He is a partner in the law firm of Husch & Eppenberger, LLC, formerly Farrington & Curtis, P.C., a position he has held since 1970. Mr. Hart's firm performs legal services on a regular basis for the Company and personally for Mr. Hammons. Mr. Hart has also been a director since 1981 of Johnson Industries, Inc., a commercial textiles company listed on the New York Stock Exchange.

      John E. Lopez-Ona became a director of the Company in May 1996. He was a managing director of Kidder Peabody & Company, Inc., an investment banking firm, from March 1990 through March 1995. Since June 1995, Mr. Lopez-Ona has been the President of Anvil Capital, Inc., a firm owned by him which specializes in principal investment.

      James F. Moore became a director of the Company in May 1995. Since 1987, Mr. Moore has been Chairman, Chief Executive Officer and a Director of Champion Products, Incorporated, a privately owned manufacturing company serving the telecommunications industry located in Strafford, Missouri. Prior to 1987, Mr. Moore had served as President of the Manufacturing Division of Service Corporation International, a company listed on the New York Stock Exchange.

      David C. Sullivan is a nominee for election as a director of the Company. Mr. Sullivan has been Chairman, Chief Executive Officer and a Director of ResortQuest International, a company listed on the New York Stock Exchange that provides vacation rental and property management services, since May 1998. From April 1995 to December 1997, Mr. Sullivan was Executive Vice President and Chief Operating Officer of Promus Hotel Corporation, a publicly traded hotel franchiser, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. From 1993 to 1995, Mr. Sullivan was the Executive Vice President and Chief Operation Officer of the Hotel Division of The Promus Companies Incorporated ("PCI"). He was the Senior Vice President of Development and Operations of the Hampton Inn/Homewood Suites Division of PCI from 1991 to 1993. From 1990 to 1991, Mr. Sullivan was the Vice President of Development of the Hampton Inn Hotel Division of PCI.

      Kenneth J. Weber has been the Chief Financial Officer of the Company since April 1998 and became a director of the Company in May 1998. Prior to joining the Company, Mr. Weber was the Executive Vice President and Chief Financial Officer of Chartwell Leisure, a New York based hotel company. From 1992 to 1996, Mr. Weber was the Senior Vice President and Chief Financial Officer of Omni Hotels, based in Hampton, New Hampshire. From 1986 to 1992, Mr. Weber worked with Red Lion Hotels, based in Vancouver, Washington, holding the positions of Senior Vice President, Chief Accounting Officer and Corporate Controller. Mr. Weber began his career in the hotel industry with the Marriott Corporation, holding positions in several of Marriott's divisions, including President and Chief Executive Officer of Farrell's Ice Cream Parlour Restaurants from 1983 to 1986.

      The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees as directors.

Corporate Governance and Other Matters

      Selection of Nominees and Nominations by Shareholders. The Board of Directors of the Company acts as a nominating committee for selecting nominees for election as directors. The Company's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely such notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the date of the meeting, provided that at least 130 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Section 3.5 of the Company's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. The Company has not received any nominations for directors from shareholders.

      Board of Directors Committees. The Board of Directors appointed a standing Audit Committee in February 1995. In 1998 the Audit Committee was composed of Messrs. Earley and Moore. The members of the Audit Committee currently are Messrs. Moore and Lopez-Ona. During the fiscal year ended January 1, 1999, they met four times. The Audit Committee reviews the scope and results of the independent annual audit. The Audit Committee also reviews the scope and results of audits performed by the Company's internal auditor.

      The Compensation Committee of the Board of Directors reviews employee compensation and makes recommendations to the Board regarding changes in compensation and also administers the Company's stock option plan and makes grants of options thereunder. During the fiscal year ended January 1, 1999, the

Compensation Committee held two meetings. In 1998 the Compensation Committee was composed of Messrs. Earley, Moore and Robert Trent Jones, Jr. In September 1998 Mr. Jones resigned as a director and committee member. The members of the Compensation Committee currently are Messrs. Earley, Moore, and Lopez-Ona.

      The Board of Directors of the Company eliminated the Finance Committee in May, 1998. That Committee was established in February, 1996. The members of the Finance Committee were Messrs. Earley, Hart and Lopez-Ona. The Finance Committee did not meet during the fiscal year ended January 1, 1999.

      Board Meetings. During the fiscal year ended January 1, 1999, the Company's Board of Directors held six meetings.

      Meeting Attendance. During the fiscal year ended January 1, 1999, all current directors attended at least 75% of all meetings of the Board of Directors and of the committees of the Board on which they served, except Robert Trent Jones, Jr.

      Compensation of Directors. Non-employee directors of the Company received $1,000 for each regular Board meeting attended during the fiscal year ended January 1, 1999. No compensation was paid to non-employee directors for attending meetings of committees of the Board. Employee directors are not compensated for their services as directors or committee members.

      At a meeting held on February 23, 1999 the Board of Directors adopted a new compensation package for its non-employee directors. The package provides each non-employee director with the following payments for service on the
Board: (1) $1,000 for each regular Board meeting attended and (2) $500 for each regular committee meeting attended ($750 per meeting for the committee chair). In addition, the package provides each non-employee director with the following annual payments for service on the Board, payable on the day following the election of directors at the annual meeting: (1) a cash payment of $10,000, (2) that number of shares of the Company's Class A Common Stock with a fair market value equal to $10,000 on the date of payment (the "Director Stock"), and (3) an option to purchase 10,000 shares of the Company's Class A Common Stock (the "Director Options"). The Director Stock and Director Options will be issued pursuant to the 1999 Non-Employee Director Stock and Stock Option Plan.

                             EXECUTIVE COMPENSATION

Cash Compensation

      The following table sets forth the salary compensation, cash bonus and certain other forms of compensation paid by the Company and its subsidiaries for services rendered in all capacities during the 1998, 1997 and 1996 fiscal years to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company other than the Chief Executive Officer serving at the end of the 1998 fiscal year (the "Named Executive Officers").

                           Summary Compensation Table

                             Annual
                          Compensation
   Name and            ------------------
  Principal     Fiscal  Salary               All Other       Long Term Compensation Awards
  Positions      Year    ($)    Bonus ($) Compensation ($) Securities Underlying Options (#)
  ---------     ------  ------  --------- ---------------- ---------------------------------
John Q.
 Hammons         1998  $200,000  $50,000     $     --                 200,000 (b)
Chairman of
 the Board and   1997   150,000       --           --                         --
Chief
 Executive
 Officer         1996   100,000       --           --                         --

Kenneth J.
 Weber (a)       1998   169,840   57,500           --                 100,000 (b)
Executive Vice
 President and   1997        --       --           --                         --
Chief
 Financial
 Officer         1996        --       --           --                         --

Debra M.
 Shantz          1998   135,000   47,500      1,544(c)                 70,000 (b)
Corporate
 Counsel         1997    97,500   40,000      1,139(c)                        --
                 1996    93,000   30,000           --                         --

Steven E.
 Minton          1998   130,000   45,000      1,563(c)                 40,000 (b)
Senior Vice
 President,      1997   118,000   40,000      1,275(c)                        --
Architecture     1996   106,000   25,000      1,490(c)                        --

Pat A. Shivers   1998   124,000   40,000      1,553(c)                 35,000 (d)
Senior Vice
 President,      1997   120,000   37,500      1,296(c)                        --
Administration
 and Control     1996   112,125   30,000      2,072(c)                        --

--------------
(a)   Mr. Weber joined the Company in April of 1998.
(b)   Comprised of options with an exercise price of $7.375 per share.
(c)   Matching contributions to Company's 401(k) Plan.
(d) Comprised of 25,000 options granted to replace cancelled options and 10,000 additional options, all with an exercise price of $7.375 per share. See "Option Grants".

Option Grants

                                                           Potential Realizable
                                                             Value at Assumed
                                                           Annual Rates of Stock
                                                            Price Appreciation
                         Individual Grants                  for Option Term(1)
          ------------------------------------------------ ---------------------
             Number of     % of Total
            Securities    Options/SARs Exercise
            Underlying     Granted to  or Base
          Options Granted Employees in  Price   Expiration
Name            (#)       Fiscal Year   ($/Sh)     Date      5%($)      10%($)
----      --------------- ------------ -------- ----------   -----      ------
John Q.
 Hammons      200,000         19.4%     $7.375    6/5/08   $2,288,000 $3,478,000
Kenneth
 J.
 Weber        100,000          9.7%      7.375    6/5/08    1,144,000  1,739,000
Debra M.
 Shantz        70,000          6.8%      7.375    6/5/08      800,800  1,217,300
Steven
 A.
 Minton
 (2)           40,000          3.9%      7.375    6/5/08      457,600    695,600
Pat A.
 Shivers
 (2)           35,000          3.4%      7.375    6/5/08      400,400    608,650

(1) Potential realizable value assumes the stock price will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the 10-year term of the option. The potential realizable value is:
    -the potential stock price at the end of the term based on the 5 percent and 10 percent assumed rates of appreciation, -less the exercise price,
    -times the number of shares subject to the option.
    These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) On June 5, 1998, options originally granted in 1994 were cancelled and new options were granted at an exercise price of $7.375, an amount equal to the fair market value on that date. The options granted on that date also included a new vesting schedule, with none of the new options being exercisable until June 5, 1999, at which point 25% vest, with the rest vesting 25% on each succeeding June 5th. See "Ten-Year Option/SAR Repricing" and "Report of the Compensation Committee--Stock Options."

Option Holdings

                      Fiscal Year-End Option
                         Values Number of
                            Unexercised                  Value of Unexercised
                              Options                    In-the-Money Options
                    -------------------------------   -------------------------------
Name                Exercisable     Unexercisable     Exercisable     Unexercisable
----                -----------     -------------     -----------     -------------
John Q. Hammons         --             200,000            --               --
Kenneth J. Weber        --             100,000            --               --
Debra M. Shantz         --              70,000            --               --
Steven A. Minton        --              40,000            --               --
Pat A. Shivers          --              35,000            --               --

      The $7.375 exercise price per share of the stock options granted on June 5, 1998 (which comprise all of the options held by the Named Executive Officers) is greater than the $3.6875 closing price of the Company's Class A Common Stock as reported on the New York Stock Exchange on December 31, 1998, thus no options are "In the Money." As discussed above, none of the options are exercisable until June 5, 1999, with 25% becoming exercisable on that date, with the rest vesting 25% on each succeeding June 5th.

Ten-Year Option/SAR Repricings

                                                                      Length of
                  Number of                                            Original
                  Securities  Market Price                           Option Term
                  Underlying   of Stock at  Exercise Price           Remaining at
                 Options/SARs    Time of      at Time of      New      Date of
                 Repriced or  Repricing or   Repricing or  Exercise  Repricing or
Name       Date  Amended (#)  Amendment ($) Amendment ($)  Price ($)  Amendment
----       ----  ------------ ------------- -------------- --------- ------------
Steven    6/5/98    40,000       $7.375         $16.50      $7.375     6 years,
 E.                                                                    6 months
 Minton
Pat A.    6/5/98    25,000        7.375          16.50       7.375     6 years,
 Shivers                                                               6 months

401(k) Plan

      Effective January 1, 1996, the Company adopted a contributory retirement plan (the "401(k) Plan") for its employees age 21 and over with at least one year of service to the Company. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986. The 401(k) Plan provides that the Company will make a matching contribution to each participant's account equal to 50% of such participant's eligible contributions up to a maximum of 3% of such participant's annual compensation.

Employment Agreements

      The Company entered into an employment agreement with Kenneth J. Weber, effective April 27, 1998. Under that agreement, Mr. Weber's annual base salary is $250,000, plus a discretionary bonus of up to 35% of his base salary, with such annual increases in compensation as may be determined by the Compensation Committee of the Company. The agreement contains significant non-competition provisions extending for a period of one year following termination of the agreement. The initial term of the agreement is for three years.

      The Company entered into an employment agreement with Debra M. Shantz, dated as of May 1, 1995 as amended on October 31, 1997. Under the agreement, Ms. Shantz's annual base salary is $135,000, plus a discretionary bonus, with such annual increases in compensation as may be determined by the Compensation Committee of the Company. The term of the agreement is for 3 years.

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission ("SEC"), including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Comparative Company Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation Committee

      The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the market place, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interest of executives with the long term interest of the Company's shareholders.

      In the interest of balancing all key shareholder interests, the Compensation Committee believes that the compensation of the Chief Executive Officer and Chief Financial Officer of the Company, along with the compensation of other officers, should be comprised of a combination of base pay, short-term annual incentive bonus and long-term stock options. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term shareholder value in excess of other comparable organizations.

      Base Salary. In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

      Incentive Bonus. The bonus component paid to officers is structured to generally pay bonuses upon fulfillment of predetermined corporate and individual goals. Full bonus payouts to officers will be made only if the Company's performance goals are exceeded. There are also certain discretionary bonuses paid when deemed appropriate by the Compensation Committee.

      Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plan to officers and other key employees who are in a position to make substantial contributions to the long-term success of the Company. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee granted certain options to officers and other key employees during the fiscal year ended January 1, 1999. All options granted during and prior to 1998 were at exercise prices at or above the fair market value, as of the date of grant. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of shareholders, and is therefore an important element of the Company's compensation policy.

      On June 5 1998, options originally granted in 1994 were cancelled and new options were granted with an exercise price of $7.375 per share, an amount equal to the fair market value on that date. Optionees whose old options were cancelled and received new options had to accept a new vesting schedule, with none of the new options being exercisable until June 5, 1999, at which point 25% vest with the rest vesting 25% on each succeeding June 5th. The basis for the new options was the Company's desire to grant replacement options on the same basis and at the same price as those granted to new employees. There were significant management changes in 1998 and the Company desired to incent all key employees to achieve shareholder value via stock appreciation and to have all executives be on a level playing field in this regard.

      Chief Executive Officer Compensation. Mr. Hammons' compensation as Chairman of the Board and Chief Executive Officer for the fiscal year ended January 1, 1999 was $200,000, and will be $250,000 for the fiscal year ending December 31, 1999. This continues to be below comparable compensation for other chief executive officers in the hotel industry.

                         1998 Compensation Committee*

                     James F. Moore, Director
                     Daniel L. Earley, Director
                     * Robert Trent Jones, a former Director of the Company, was a member of the Committee at the time the above actions were taken.

Comparative Company Performance

      The following table sets forth comparative information regarding the Company's cumulative shareholder return on its Class A Common Stock from November 23, 1994 (the date of the Company's initial public offering) to January 1, 1999. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment), if any, plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return is based on an investment of $100 on

November 23, 1994 and is compared to the cumulative total return on the S&P 500 Index and the Lodging Peer Group. The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

                  Comparison of Cumulative Total Return Among

      John Q. Hammons Hotels, Inc., S&P 500 Index and Lodging Peer Group


                     November
      Company          1994        1994       1995       1996       1997       1998
------------------------------------------------------------------------------------
  John Q. Hammons     100.00      84.85      56.06      52.27      54.55      22.35
------------------------------------------------------------------------------------
    Peer Group        100.00      93.01      123.93     145.52     171.31     140.20
------------------------------------------------------------------------------------
   Broad Market       100.00      101.48     139.62     171.68     228.46     294.39


      The Lodging Peer Group prior to 1998 consists of three companies: La Quinta Inns, Host Marriott and Prime Hospitality. La Quinta Inns merged into Meditrust Companies in 1998. Therefore, for the fiscal year ending on December 31, 1998, La Quinta Inns has been replaced in the Index by Felcor Lodging Trust, Inc.

                  ASSUMES $100 INVESTED ON NOVEMBER 24, 1994
                         ASSUMES DIVIDENDS REINVESTED

      This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee for the fiscal year ended January 1, 1999, was comprised of three directors--Daniel L. Earley, James F. Moore and Robert Trent Jones, Jr. Mr. Jones resigned his position as a Director of the Company and from the Compensation Committee on September 4, 1998.

      The Partnership is controlled by Mr. Hammons through his control of the Company, which is the sole general partner of the Partnership. His equity interest in the Partnership (based on his beneficial ownership of 110,100 shares of Class A Common Stock of the Company, all 294,100 shares of Class B Common Stock of the Company and all 16,043,900 limited partnership units of the Partnership (the "LP Units") is 73.4%. There are significant potential conflicts of interests between Mr. Hammons as a limited partner of the Partnership, and the holders of Class A Common Stock of the Company, which conflicts may be resolved in favor of Mr. Hammons.

      Holders of LP Units have the right to require the redemption of their LP Units. This redemption right will be satisfied, at the sole option of the Company, by the payment of the then cash equivalent thereof or by the issuance of shares of Class A Common Stock on a one-for-one basis. Mr. Hammons beneficially owns all 16,043,900 LP Units. If Mr. Hammons, as a holder of LP Units, requires the Partnership to redeem LP Units, the non-employee directors of the Company would decide, consistent with their fiduciary duties as to the best interests of the Company, whether to redeem the LP Units for cash or for shares of Class A Common Stock. Mr. Hammons would not vote or otherwise participate in the decision of the non-employee directors. Mr. Hammons has informed the Company that he has no current plan to require the Partnership to redeem his LP Units.

      During 1998, the Partnership provided management services to five hotels not owned by the Company (the "Managed Hotels") pursuant to management contracts (the "Management Contracts"). Four of the Managed Hotels are owned by Mr. Hammons and one is owned 50% by Mr. Hammons; 25% by Jacqueline A. Dowdy, the Secretary and a director of the Company; and 25% by Daniel L. Earley, a director of the Company. Management fees of approximately 3% of gross revenues were paid to the Company by the Managed Hotels in the aggregate amount of $715,000 in the fiscal year ended January 1, 1999. Each of the Management Contracts is for an initial term of 20 years, which automatically extends for four periods of five years, unless otherwise canceled. In addition to the management fees paid by the Managed Hotels to the Partnership in that year, the Managed Hotels reimbursed the Company for a portion of the salaries paid by the Company to its five regional vice presidents, whose duties include management services related to the Managed Hotels, and for certain marketing and other expenses allocated to the Managed Hotels. Such reimbursed services and expenses aggregated $145,000 in the fiscal year ended January 1, 1999.

      The Partnership has an option granted by Mr. Hammons or persons or entities controlled by him to purchase the Managed Hotels. The options are effective until February 2009. If an option is exercised, the purchase price is based on a percentage of the fair market value of the Managed Hotel as determined by an appraisal firm of national standing. One hotel owned by the Company and two Managed Hotels are located in Springfield, Missouri. These hotels are potentially competing with one another for customers. The Company, however, believes that these hotels do not significantly compete with one another due to their respective locations and attributes.

      Mr. Hammons has a 45% ownership interest in Winegardner & Hammons, Inc. ("WHI"). All of the hotels owned by the Company (the "Owned Hotels") have contracted with WHI to provide accounting and other administrative services. The accounting and administrative charges expensed by the Owned Hotels were approximately $1,388,000 in the fiscal year ended January 1, 1999. The fee may increase if the number of hotels for which accounting and administrative services are performed drops below 35 hotels. The accounting services contract expires in June 1999.

      The Company leases space in the John Q. Hammons Building for its headquarters from a Missouri general partnership, of which Mr. Hammons is a 50% partner and the remaining 50% is collectively held by other employees, including Jacqueline A. Dowdy, the Secretary and a director of the Company, who is a 9.5% partner. Pursuant to four lease agreements, expiring December 31, 1998, the Company paid monthly rental payments of approximately $19,250 in 1998. In December 1998, the Company entered into four new lease agreements, expiring December 31, 2001. The Company made aggregate annual lease payments to the Missouri general partnership of approximately $231,000 in 1998.

      Mr. Hammons also owns trade centers adjacent to three of the Owned Hotels (the "JQH Trade Centers"). The Company leases the convention space in the JQH Trade Center located in Portland, Oregon from Mr. Hammons pursuant to a long-term lease expiring in 2004, requiring annual payments of approximately $300,000. With respect to the other two JQH Trade Centers, the Company makes nominal annual lease payments to Mr. Hammons. The Company has assumed responsibility for all operating expenses of the JQH Trade Centers.

      The Company leases the real estate for the Company's Chateau on the Lake Resort, opened in mid-1997, in Branson, Missouri, from Mr. Hammons. Annual rent was $120,000 in 1998. Thereafter, rent will be an amount based on adjusted gross revenues from room sales on the property. The lease term is 50 years, with an option to renew for an additional 10 years. The Company also has an option to purchase the land after March 1, 2118 at a proposed transfer price of the greater of $3,000,000 or the current appraised value.

      The Company also leases the real estate for the Company's Embassy Suites hotel in Little Rock, Arkansas which opened in the fall of 1997, from Mr. Hammons. Annual rent is $100,000 in 1998, and $120,000 per year for the next three years. The lease term is 40 years. The Company has an option to purchase the land at any time during the first 10 years of the lease term, for the greater of $1,900,000 or the current appraised value.

      The Company also leases the real estate for the Company's Renaissance Suites Hotel in Charlotte, NC, which will open in November, 1999 from Tulsa Hills Investments, Inc., an Ohio corporation, of which Mr. Hammons is a 99% owner and is a Jacqueline A. Dowdy 1% owner. The lease term is 99 years. Commencing October 15, 1997, annual rent is $80,000 in years one and two, $120,000 in years three through five, and $124,800 in years six through ten with cost of living adjustments for each year thereafter.

      Mr. Hammons owns parcels of undeveloped land throughout the United States. Although there are no current plans to do so, the Company may purchase or lease one or more of these parcels in the future in order to develop hotels. Since Mr. Hammons controls the Company, such transactions would not be arms-length transactions but will be subject to restrictions contained in the indentures relating to the Partnership's outstanding mortgage notes due in 2004 and 2005.

      The Company receives no management fee or similar compensation in connection with its management of the Partnership. The Company receives the following remuneration from the Partnership; (i) distributions, if any, in respect of its equity interest in the Partnership; and (ii) reimbursement for all direct and indirect costs and expenses incurred by the Company for or on behalf of the Partnership and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership.

Certain Transactions

      In the past, Mr. Hammons has engaged Anvil Capital an investment and consulting firm owned by Mr. Lopez-Ona, a director of the Company, to provide personal financial advisory services. Mr. Hammons and Anvil Capital also have formed a limited liability company through which they have invested in securities of one or more companies in industries unrelated to the Company's business. Mr. Lopez-Ona has entered into a consulting agreement with a major consulting firm to provide services to that firm in connection with their hospitality practice. Under that contract, Mr. Lopez-Ona receives a percentage of compensation from the Company to the firm in connection with services provided to the Company by that firm, if any.

      Mr. Hart is a non-employee director of the Company, and is a partner in the law firm of Husch & Eppenberger, LLC, which performs legal services on a regular basis for the Company and personally for Mr. Hammons. The Company paid such firm approximately $303,500 in legal fees during the fiscal year ended January 1, 1999.

      For a description of other transactions regarding Mr. Hammons, Ms. Dowdy, and Mr. Earley, and the Company, see "Compensation Committee Interlocks and Insider Participation."

      The Company is unaware of any other transactions to which the Company is a party in which any director or executive officer of the Company has or will have a direct or indirect material interest.

                       SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information as of March 1, 1999 regarding the beneficial ownership of Class A and Class B Common Stock of the Company by each of the Company's executive officers and directors, and by the Company's executive officers and directors as a group. The number of shares of Class A Common Stock shown in the table gives effect to the conversion of all 294,100 shares of Class B Common Stock into an equal number of shares of Class A Common Stock and also gives effect to the redemption of all 16,043,900 LP Units of the Partnership for shares of Class A Common Stock on a one-for-one basis. Except as indicated in the footnotes, all shares set forth in the table are owned directly, and the indicated person has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

                         Shares of Class A Common Stock           Shares of Class B Common Stock
Name and Address of      -------------------------------------    -----------------------------------
Beneficial Owner(a)       Number of Shares         Percentage      Number of Shares      Percentage
-------------------      -------------------      ------------    ------------------    -------------

Executive Officers and
 Directors:
John Q. Hammons.........            16,582,300(b)           74.1%              294,100              100%
Jacqueline A. Dowdy.....                21,335(c)              *
Daniel L. Earley........                 2,000                 *
William J. Hart.........                   500                 *
John E. Lopez-Ona.......                 6,000                 *
James F. Moore..........                   700                 *
Stephen E. Minton.......                  1076(d)              *
Pat A. Shivers..........                    --                 *
John D. Fulton..........                    --                 *
Lawrence A. Welch.......                   864(e)              *
Debra M. Shantz.........                   500                 *
Kenneth J. Weber........                    --
All executive officers              16,615,275              74.2               294,100              100%
 and directors, as a              (b)(c)(d)(e)
 group (12)

--------
   *Less than 1%
(a) The address of each of the executive officers and directors of the Company is 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.
(b) Includes 244,300 outstanding shares of Class A Common Stock. Also includes 294,100 shares of Class B Common Stock convertible into Class A Common Stock on a share-for-share basis at any time and which will be automatically converted into Class A Common Stock upon the occurrence of certain events. Prior to conversion of the Class B Common Stock and without giving effect to the redemption of the LP Units, the Class B Common Stock (which has 50 votes per share) represents 70.88% of the combined voting power of both classes of the Company's outstanding Company Stock. Also includes 16,043,900 LP Units of the Partnership redeemable, at the sole option of the Company, by payment of the then cash equivalent of such LP Units or by the issuance of shares of Class A Common Stock on a one-for-one basis. Remaining LP Units are owned for Mr. Hammons' benefit through Hammons, Inc., of which the John Q. Hammons Revocable Living Trust dated December 26, 1986, as amended, is the sole shareholder.
(c) Includes 335 shares allocated to 401(k) Plan account as of the end of 1998.
(d) Includes 76 shares allocated to 401(k) Plan account as of the end of 1998.
(e) Includes 135 shares allocated to 401(k) Plan account as of the end of 1998.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information at December 31, 1998 with respect to ownership of Class A Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Class A Common Stock. The information set forth below is based on beneficial ownership information contained in the most recent Schedule 13D or 13G filed on behalf of such person with the SEC. The percentages shown are based on the outstanding shares of Class A Common Stock after giving effect to the conversion of all 294,100 shares of Class B Common Stock into an equal number of shares of Class A Common Stock and to the redemption of all 16,043,900 LP Units for shares of Class A Common Stock.

                                                           Percent of Class A
Name and Address of                   Amount and Nature of    Common Stock
Beneficial Owner                      Beneficial Ownership    Outstanding
-------------------                   -------------------- ------------------
The Equitable Companies Incorporated        493,500(a)            8.2%
1290 Avenue of the Americas
New York, NY 10104

James M. Clark, Jr.                         498,300(b)            8.3%
52 Vanderbilt Ave.
New York, NY 10017

--------------
(a) Based on Amendment to Schedule 13G dated February 16, 1999. According to the Amendment, Alliance Capital Management, L.P. has sole dispositive power as to all such shares and sole voting power as to 436,000 of such shares. Alliance Capital Management, L.P. is a subsidiary of The Equitable Companies Incorporated. The filing was also made on behalf of AXA, which beneficially owns a majority interest in The Equitable Companies Incorporated and the following four companies which, as a group, beneficially own a majority interest in AXA: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; and AXA Courtage Assurance Mutuelle.
(b) Based on Schedule 13D dated April 16, 1998. According to the Schedule 13D, Mr. Clark has sole voting and dispositve power as to 445,00 shares and shared voting and dispositive power as to 53,300 shares. The filing was also made on behalf of Susanna L. Porter. Ms. Porter has sole voting and dispositive power as to 7,050 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that all Section 16(a) filing requirements applicable to the Company's directors and officers during the fiscal year ended January 1, 1999, were complied with on a timely basis.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (Proposal Two)

      The Board of Directors has appointed the firm of Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the Company's shareholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Arthur Andersen LLP was retained by the Company in 1993 to act as independent auditors for the Company in connection with an audit for the 1990, 1991, 1992 and 1993 fiscal years. The firm was subsequently retained on an annual basis in connection with an audit for each fiscal year since that time.

      The affirmative vote of the majority of the votes cast is required to ratify the appointment of the independent auditors.

      Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

      The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of the Company's independent auditors.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      Any shareholder proposal intended for inclusion in the Company's proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company by December 2, 1999, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 120 days nor more than 180 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 130 days prior to the date of such meetings, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                          JOHN Q. HAMMONS HOTELS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of John Q. Hammons Hotels, Inc. (the "Company") hereby appoints Paul Muellner and Debra M. Shantz, or either of them, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 4, 1999 at 9:00 a.m., local time, at the University Plaza Convention Center, 730 E. St. Louis Street, Springfield, Missouri, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

  This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the General Counsel of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

  1.Election of Directors.

   For three-year terms: Jacqueline A. Dowdy, William J. Hart, and David C. Sullivan.

          [_]FOR all nominees      [_]WITHHOLD AUTHORITY to
            listed above             vote for all nominees
            (except as marked        listed above
            to the contrary
            below).

--------------------------------------------------------------------------------

 (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided.)

             (continued and to be signed and dated on reverse side)

  2.Ratification of appointment of Arthur Andersen LLP as independent auditors.

                           [_]FOR[_]AGAINST[_]ABSTAIN

  3.In their discretion, the proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

                                           If you receive more than
                                           one proxy card, please sign
                                           and return ALL cards in the
                                           accompanying envelope.

                                           Date: ______________________

                                           ----------------------------
                                           Signature of Shareholder or
                                            Authorized Representative

                                           Please date and sign
                                           exactly as name appears
                                           hereon. Each executor,
                                           administrator, trustee,
                                           guardian, attorney-in-fact
                                           and other fiduciary should
                                           sign and indicate his or
                                           her full title. Only one
                                           signature is required in
                                           the case of Stock ownership
                                           in the name of two or more
                                           persons, but all should
                                           sign if possible.